Exhibit 99.2

Second Quarter Fiscal 2014
Supplemental Operating and Financial Data
for the Quarter Ended October 31, 2013

CONTACT: Lindsey Knoop-Anderson Director of Investor Relations Direct Dial: 701-837-4738 E-Mail: landerson@iret.com	1400 31st Avenue SW, Suite 60 Minot, ND 58701 Tel: 701.837.4738 Fax: 701.838.7785 www.iret.com

Supplemental Financial and Operating Data

October 31, 2013

Page

Company Background and Highlights	2

Property Cost by Segment	5

Key Financial Data
Condensed Consolidated Balance Sheets	6
Condensed Consolidated Statements of Operations	7
Funds From Operations	8
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	9

Capital Analysis
Long-Term Mortgage Debt Analysis	10
Long-Term Mortgage Debt Detail	11-13
Capital Analysis	14

Portfolio Analysis
Stabilized Properties Net Operating Income Summary	15
Net Operating Income Detail	16-19
Stabilized Properties and Overall Physical Occupancy Levels by Segment	20

Tenant Analysis
Multi-Family Residential Summary	21
Commercial Leasing Summary	22-25
10 Largest Commercial Tenants - Based on Annualized Base Rent	26
Commercial Lease Expirations	27

Growth and Strategy
Acquisition Summary	28
Development Summary	29

Definitions	30

Company Background and Highlights
Second Quarter Fiscal 2014
Investors Real Estate Trust is a self-administered, equity real estate investment trust (REIT) investing in a portfolio of income-producing properties located primarily in the upper Midwest.  IRET's portfolio is diversified among multi-family residential; commercial office; commercial healthcare, including senior housing; commercial industrial and commercial retail segments.
During the second quarter of fiscal year 2014, the Company closed on its acquisitions of:
•
a 24-unit multi-family residential property and a 98,174-square foot senior housing property (with an associated parcel of unimproved land) in Sartell, Minnesota, on approximately 21.6 acres of land, for a purchase price of $15.2 million, paid in cash;

•
a 96-unit multi-family residential property in Grand Forks, North Dakota, on approximately 6.0 acres of land, for a purchase price of $10.6 million, of which $10.4 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $200,000;

•
an approximately 58.6% interest in a joint venture entity currently constructing the RED 20 project in Minneapolis, Minnesota, a 130-unit multi-family residential property with approximately 10,000 square feet of commercial space; and

•	an approximately 9.2 acre parcel of vacant land in Jamestown, North Dakota, acquired for possible future development for a purchase price of approximately $700,000, paid in cash.
During the second quarter of fiscal year 2014, the Company placed in service the 108-unit Landing at Southgate multi-family residential property in Minot, North Dakota, owned by a joint venture entity in which the Company has an approximately 51% interest. During the second quarter of fiscal year 2014, the Company sold three commercial office properties and five commercial industrial properties for a total sales price of $47.4 million.
During the second quarter of fiscal year 2014, high occupancy levels in the Company's multi-family residential portfolio continued to allow the Company to implement selected rent increases, creating growth in revenue and NOI compared to the same quarter of the previous fiscal year. These gains are in large part due to the continued housing shortage in certain of the Company's markets impacted by the energy activity in the Bakken region. The Company expects to see continued favorable results in the multi-family segment in the remainder of fiscal year 2014, with phase 2 of the Company's Cypress Court project in St. Cloud, Minnesota and phase 2 of the Company's River Ridge project in Bismarck, North Dakota scheduled for completion and leasing in the third quarter of fiscal year 2014. Phase 1 of the Cypress Court project, phase 1 of the River Ridge project, and the Landing at Southgate in Minot, North Dakota were completed in the second quarter of fiscal year 2014. However, the Company's ability to maintain occupancy levels and selectively raise rents remains dependent on continued economic recovery and employment and wage growth. The Company also continues to observe considerable multi-family residential development activity in the Company's markets, and as this new construction is completed and leased, IRET will experience increased competition for tenants.
The Company's commercial office segment, mostly concentrated in Minnesota, is still pressured by a number of adverse macro conditions, including weak job and wage growth. Even though overall employment levels in the office sector are slightly above pre-recession levels in most of our markets, businesses, in a continued focus on efficiency and costs, appear to be maintaining their goal of increasing the density of their work spaces by placing more employees in less total square footage and downsizing upon lease renewals, as they have not yet reached the point of having to lease more space to accommodate their growth. As a result, while the rate of vacant commercial office absorption in IRET's markets is generally positive, absorption still remains below GDP growth.  Even though the Company has experienced some modest growth in occupancy levels during the quarter, we continue to expect a slow and uneven recovery in the office segment.
Absorption of retail space in the Company's markets remains modest, and the Company has seen little new retail development in its markets. The Company's markets generally experienced healthy absorption of industrial space during the second quarter of fiscal year 2014, although office showroom space continued to lag. Industrial rents do not yet appear to be rising to reflect continuing space absorption, but tenant concessions appear to be dissipating.
The Company's healthcare segment consists of medical office properties and senior housing facilities. The medical office sector remains stable with modest increases in both occupancy and rents. However, the difficulties surrounding the implementation of the Affordable Care Act may cause some medical office users to delay making decisions on their space needs. Likewise, senior housing assets continue to benefit from a recovery of the housing market, as occupancy trends are closely aligned with the ability of seniors to sell their homes in anticipation of moving to a senior care facility.
The Company plans to continue in the remainder of fiscal year 2014 its selective disposition of assets in non-core markets, particularly industrial and retail segment assets, and intends to use the proceeds from these dispositions to continue deleveraging its portfolio and for developing and acquiring high-quality assets in its multi-family and healthcare segments. During the second quarter of fiscal year 2014, the Company sold three commercial office properties and five industrial properties for a total sales price of approximately $47.4 million.
In the second quarter of fiscal year 2014, IRET paid its 170th consecutive quarterly distribution. The $0.1300 per share/unit distribution was payable on October 1, 2013. Subsequent to the end of the second quarter of fiscal year 2014, on December 5, 2013, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable January 15, 2014 to common shareholders and unitholders of record on January 2, 2014. Also on December 5, 2013, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable December 31, 2013 to Series A preferred shareholders of record on December 16, 2013, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable December 31, 2013 to Series B preferred shareholders of record on December 16, 2013.
As of October 31, 2013, IRET owns a diversified portfolio of 262 properties consisting of 93 multi-family residential properties, 65 commercial office properties, 66 commercial healthcare properties (including senior housing), 10 commercial industrial properties and 28 commercial retail properties.  IRET's common shares are publicly traded on the New York Stock Exchange (NYSE: IRET).

Company Snapshot
(as of October 31, 2013)
Company Headquarters	Minot, North Dakota
Fiscal Year-End	April 30
Reportable Segments	Multi-Family Residential, Commercial Office, Commercial Healthcare, Commercial Industrial, Commercial Retail
Total Properties	262
Total Square Feet
(commercial properties)	10.8 million
Total Units
(multi-family residential properties)	10,705
Common Shares Outstanding (thousands)	105,554
Limited Partnership Units Outstanding (thousands)	21,836
Common Share Distribution - Quarter/Annualized	$0.13/$0.52
Dividend Yield	6.0%
Total Capitalization (see p.14 for detail)	$2.3 billion

Investor Information
(as of December 10, 2013)
Board of Trustees
Jeffrey L. Miller	Trustee and Chairman
John D. Stewart	Trustee, Vice Chairman, and Chair of Nominating and Governance Committee
Jeffrey K. Woodbury	Trustee, Chair of Audit Committee
Linda J. Hall	Trustee, Chair of Compensation Committee
Terrance P. Maxwell	Trustee
Stephen L. Stenehjem	Trustee
Timothy P. Mihalick	Trustee, President and Chief Executive Officer
Thomas A. Wentz, Jr.	Trustee, Executive Vice President and Chief Operating Officer

Management
Timothy P. Mihalick	President and Chief Executive Officer; Trustee
Thomas A. Wentz, Jr	Executive Vice President and Chief Operating Officer; Trustee
Diane K. Bryantt	Executive Vice President and Chief Financial Officer
Michael A. Bosh	Executive Vice President, General Counsel and Assistant Secretary
Mark Reiling	Executive Vice President of Asset Management
Charles A. Greenberg	Senior Vice President, Commercial Asset Management
Ted E. Holmes	Senior Vice President, Finance
Andrew Martin	Senior Vice President, Residential Property Management

Corporate Headquarters:
1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, North Dakota 58702-1988
Trading Symbol:  IRET
Stock Exchange Listing:  NYSE
Investor Relations:
Lindsey Knoop-Anderson
landerson@iret.com

Common Share Data (NYSE: IRET)*
	2nd Quarter Fiscal Year 2014	1st Quarter Fiscal Year 2014	4th Quarter Fiscal Year 2013	3rd Quarter Fiscal Year 2013	2nd Quarter Fiscal Year 2013
High Closing Price	$9.03	$9.77	$10.00	$9.40	$8.49
Low Closing Price	$8.05	$8.09	$9.20	$7.73	$7.92
Average Closing Price	$8.41	$9.03	$9.59	$8.70	$8.25
Closing Price at end of quarter	$8.62	$8.64	$9.73	$9.36	$8.42
Common Share Distributions—annualized	$0.520	$0.520	$0.520	$0.520	$0.520
Closing Dividend Yield - annualized	6.0%	6.0%	5.3%	5.6%	6.2%
Closing common shares outstanding (thousands)	105,554	104,226	101,488	94,386	93,161
Closing limited partnership units outstanding (thousands)	21,836	21,849	21,635	21,489	21,336
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$1,098,102	$1,089,288	$1,197,987	$1,084,590	$964,065

*Effective December 18, 2012, IRET transferred the listing of its common shares and Series A preferred shares to the New York Stock Exchange from the NASDAQ Global Select Market.

Certain statements in these supplemental disclosures are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2013 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
Second Quarter Fiscal 2014 Acquisition

Southpoint (exterior) 2151 36th Ave South Grand Forks, ND 58201

Southpoint (interior) 2151 36th Ave South Grand Forks, ND 58201	Southpoint (interior) 2151 36th Ave South Grand Forks, ND 58201

Property Cost by Segment – Second Quarter Fiscal 2014
With investments in the multi-family residential and commercial office, commercial healthcare, commercial industrial and commercial retail segments, IRET's diversified portfolio helps to provide stability during market fluctuations in returns from specific property types.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	10/31/2013	7/31/2013	4/30/2013	1/31/2013	10/31/2012
ASSETS
Real estate investments
Property owned	$2,032,747	$2,016,523	$2,032,970	$2,007,832	$1,983,978
Less accumulated depreciation	(431,318)	(429,376)	(420,421)	(408,400)	(394,256)
	1,601,429	1,587,147	1,612,549	1,599,432	1,589,722
Development in progress	90,052	77,396	46,782	20,127	23,218
Unimproved land	21,619	20,774	21,503	18,879	11,670
Total real estate investments	1,713,100	1,685,317	1,680,834	1,638,438	1,624,610
Real estate held for sale	2,620	3,969	0	733	1,844
Cash and cash equivalents	68,727	93,193	94,133	62,302	84,258
Other investments	642	640	639	638	637
Receivable arising from straight-lining of rents, net of allowance	26,336	26,671	26,354	25,471	24,895
Accounts receivable, net of allowance	6,541	8,370	4,534	3,560	2,854
Real estate deposits	230	489	196	165	55
Prepaid and other assets	7,605	4,741	5,124	5,545	2,101
Intangible assets, net of accumulated amortization	35,625	36,989	40,457	41,009	42,281
Tax, insurance, and other escrow	11,864	12,344	12,569	13,306	12,177
Property and equipment, net of accumulated depreciation	1,191	1,217	1,221	1,288	1,351
Goodwill	1,100	1,100	1,106	1,106	1,110
Deferred charges and leasing costs, net of accumulated amortization	20,666	21,602	22,387	22,513	21,164
TOTAL ASSETS	$1,896,247	$1,896,642	$1,889,554	$1,816,074	$1,819,337

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$57,453	$52,563	$50,797	$44,540	$38,762
Revolving line of credit	10,000	10,000	10,000	10,000	10,000
Mortgages payable	1,021,170	1,030,407	1,049,206	1,041,623	1,045,197
Other	31,689	32,366	18,170	21,632	32,889
TOTAL LIABILITIES	1,120,312	1,125,336	1,128,173	1,117,795	1,126,848

EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest	27,317	27,317	27,317	27,317	27,317
Series B Preferred Shares of Beneficial Interest	111,357	111,357	111,357	111,357	111,357
Common Shares of Beneficial Interest	818,516	807,928	784,454	721,742	711,880
Accumulated distributions in excess of net income	(331,116)	(323,406)	(310,341)	(305,145)	(295,396)
Total Investors Real Estate Trust shareholders' equity	626,074	623,196	612,787	555,271	555,158
Noncontrolling interests – Operating Partnership	120,678	122,334	122,539	121,940	122,357
Noncontrolling interests – consolidated real estate entities	29,183	25,776	26,055	21,068	14,974
Total equity	775,935	771,306	761,381	698,279	692,489
TOTAL LIABILITIES AND EQUITY	$1,896,247	$1,896,642	$1,889,554	$1,816,074	$1,819,337

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Six Months Ended		Three Months Ended
OPERATING RESULTS	10/31/2013	10/31/2012	10/31/2013	7/31/2013	4/30/2013	1/31/2013	10/31/2012
Real estate revenue	$131,697	$121,603	$66,190	$65,507	$64,594	$63,487	$62,258
Real estate expenses	53,339	48,114	26,515	26,824	26,175	25,562	24,049
Gain on involuntary conversion	966	2,263	0	966	2,821	0	2,263
Net operating income	79,324	75,752	39,675	39,649	41,240	37,925	40,472
Depreciation/amortization	(36,352)	(31,201)	(17,257)	(19,095)	(15,922)	(15,588)	(15,758)
Administrative expenses, advisory and trustee services	(5,280)	(4,157)	(2,527)	(2,753)	(2,092)	(2,245)	(2,061)
Other expenses	(1,357)	(1,032)	(678)	(679)	(677)	(464)	(513)
Impairment of real estate investments	(265)	0	0	(265)	0	0	0
Interest expense	(29,500)	(31,544)	(14,848)	(14,652)	(14,680)	(15,282)	(15,727)
Interest and other income	862	345	652	210	148	255	203
Income from continuing operations	7,432	8,163	5,017	2,415	8,017	4,601	6,616
Income from discontinued operations	6,081	3,843	5,280	801	3,796	1,552	3,394
Net income	$13,513	$12,006	$10,297	$3,216	$11,813	$6,153	$10,010

Net income attributable to noncontrolling interest – Operating Partnership	(1,276)	(1,541)	(1,226)	(50)	(1,536)	(556)	(1,290)
Net income attributable to noncontrolling interests – consolidated real estate entities	(372)	(274)	(284)	(88)	(262)	(273)	(208)
Net income attributable to Investors Real Estate Trust	11,865	10,191	8,787	3,078	10,015	5,324	8,512
Dividends to preferred shareholders	(5,757)	(3,471)	(2,878)	(2,879)	(2,879)	(2,879)	(2,878)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$6,108	$6,720	$5,909	$199	$7,136	$2,445	$5,634

Per Share Data
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic & diluted	$.01	$.04	$.02	$(.01)	$.04	$.01	$.03
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic & diluted	.05	.03	.04	.01	.03	.02	.03
Net income per common share – basic & diluted	$.06	$.07	$.06	$.00	$.07	$.03	$.06

Percentage of Revenues
Real estate expenses	40.5%	39.6%	40.1%	40.9%	40.5%	40.3%	38.6%
Depreciation/amortization	27.6%	25.7%	26.1%	29.1%	24.6%	24.6%	25.3%
General and administrative	4.0%	3.4%	3.8%	4.2%	3.2%	3.5%	3.3%
Interest	22.4%	25.9%	22.4%	22.4%	22.7%	24.1%	25.3%
Income from discontinued operations	4.6%	3.2%	8.0%	1.2%	5.9%	2.4%	5.5%
Net income	10.3%	9.9%	15.6%	4.9%	18.3%	9.7%	16.1%

Ratios
EBITDA(1)/Interest expense	2.30x	2.19x	2.37x	2.23x	2.41x	2.34x	2.28x
EBITDA(1)/Interest expense plus preferred distributions	1.94x	1.98x	2.00x	1.88x	2.03x	1.98x	1.95x

(1)	See Definitions on page 30. EBITDA is a non-GAAP measure; see page 9 for a reconciliation of EBITDA to net income.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FUNDS FROM OPERATIONS (unaudited)
(in thousands, except per share and unit data)

	Six Months Ended		Three Months Ended
	10/31/2013	10/31/2012	10/31/2013	7/31/2013	4/30/2013	1/31/2013	10/31/2012
Funds From Operations(1)
Net income attributable to Investors Real Estate Trust	$11,865	$10,191	$8,787	$3,078	$10,015	$5,324	$8,512
Less dividends to preferred shareholders	(5,757)	(3,471)	(2,878)	(2,879)	(2,879)	(2,879)	(2,878)
Net income available to common shareholders	6,108	6,720	5,909	199	7,136	2,445	5,634
Adjustments:
Noncontrolling interests – Operating Partnership	1,276	1,541	1,226	50	1,536	556	1,290
Depreciation and amortization	37,045	32,707	17,490	19,555	16,572	16,263	16,520
Impairment of real estate investments	1,860	0	57	1,803	305	0	0
Gain on depreciable property sales	$(6,641)	$(2,680)	(4,698)	(1,943)	(3,433)	(772)	(2,753)
Funds from operations applicable to common shares and Units	39,648	38,288	$19,984	$19,664	$22,116	$18,492	$20,691

FFO per share and unit - basic and diluted	$0.32	$0.34	$0.16	$0.16	$0.19	$0.16	$0.18

Adjusted funds from operations(1)
Funds from operations applicable to common shares and Units	$39,648	$38,288	$19,984	$19,664	$22,116	$18,492	$20,691
Adjustments:
Tenant improvements at stabilized properties	(4,184)	(3,591)	(1,841)	(2,343)	(3,092)	(3,156)	(1,385)
Leasing costs at stabilized properties	(1,651)	(2,286)	(735)	(916)	(610)	(2,231)	(951)
Recurring capital expenditures(1)	(2,765)	(3,689)	(1,364)	(1,401)	(687)	(1,614)	(1,893)
Straight-line rents	(1,318)	(1,632)	(666)	(652)	(883)	(576)	(768)
Non-real estate depreciation	167	219	82	85	82	80	83
Gain on involuntary conversion	(966)	(2,263)	0	(966)	(2,821)	0	(2,263)
Adjusted funds from operations applicable to common shares and Units	$28,931	$25,046	$15,460	$13,471	$14,105	$10,995	$13,514

AFFO per share and unit - basic and diluted	$0.23	$0.22	$0.12	$0.11	$0.12	$0.10	$0.12

Weighted average shares and units	125,440	112,458	126,713	124,179	118,192	115,207	113,690

(1)	See Definitions on page 30.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) (unaudited)
(in thousands)

	Six Months Ended		Three Months Ended
	10/31/2013	10/31/2012	10/31/2013	07/31/2013	04/30/2013	01/31/2013	10/31/2012
EBITDA(1)
Net income attributable to Investors Real Estate Trust	$11,865	$10,191	$8,787	$3,078	$10,015	$5,324	$8,512
Adjustments:
Noncontrolling interests – Operating Partnership	1,276	1,541	1,226	50	1,536	556	1,290
Income before noncontrolling interests – Operating Partnership	13,141	11,732	10,013	3,128	11,551	5,880	9,802
Add:
Interest expense	29,787	32,886	14,904	14,883	15,069	15,731	16,369
Depreciation/amortization related to real estate investments	35,268	31,210	16,675	18,593	15,759	15,506	15,757
Amortization related to non-real estate investments	1,832	1,632	839	993	848	794	799
Amortization related to real estate revenues(2)	113	83	59	54	49	43	46
Less:
Interest income	(773)	(106)	(585)	(188)	(46)	(70)	(88)
Gain on sale of real estate, land and other investments	(6,641)	(2,680)	(4,698)	(1,943)	(3,433)	(772)	(2,753)
Gain on involuntary conversion	(966)	(2,263)	0	(966)	(2,821)	0	(2,263)
EBITDA	$71,761	$72,494	$37,207	$34,554	$36,976	$37,112	$37,669
(1)	Definitions on page 30.
(2)	Included in real estate revenue in the Statement of Operations.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations
Total Mortgage Debt*

	Future Maturities of Mortgage Debt
Fiscal Year	Fixed Debt	Variable Debt	Total Debt	Weighted Average(1)	% of Total Debt
2014	$12,898	$2,834	$15,732	4.65%	1.5%
2015	67,306	0	67,306	5.56%	6.6%
2016	74,092	0	74,092	5.51%	7.3%
2017	174,727	0	174,727	6.12%	17.1%
2018	77,043	0	77,043	5.03%	7.5%
2019	92,645	5,523	98,168	5.87%	9.6%
2020	121,147	0	121,147	5.91%	11.9%
2021	123,831	0	123,831	5.35%	12.1%
2022	131,792	0	131,792	5.62%	12.9%
2023	38,294	0	38,294	4.25%	3.8%
Thereafter	99,038	0	99,038	4.53%	9.7%
Total maturities	$1,012,813	$8,357	$1,021,170	5.50%	100.0%
(1)	Weighted average interest rate of debt that matures in fiscal year.
	10/31/2013	7/31/2013	4/30/2013	1/31/2013	10/31/2012
Balances Outstanding
Mortgage
Fixed rate	$1,012,813	$1,014,632	$1,022,990	$1,004,567	$1,021,661
Variable rate	8,357	15,775	26,216	37,056	23,536
Mortgage total	$1,021,170	$1,030,407	$1,049,206	$1,041,623	$1,045,197

Weighted Average Interest Rates
Secured	5.50%	5.54%	5.55%	5.65%	5.66%

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF OCTOBER 31, 2013
(in thousands)
Property	Maturity Date	Fiscal 2014	Fiscal 2015	Fiscal 2016	Fiscal 2017	Thereafter	Total(1)

Multi-Family Residential
Monticello Village - Monticello, MN	3/1/2014	$2,834	$0	$0	$0	$0	$2,834
Evergreen II - Isanti, MN	11/1/2014	0	2,128	0	0	0	2,128
Campus Center - St Cloud, MN	6/1/2015	0	0	1,244	0	0	1,244
Campus Knoll - St Cloud, MN	6/1/2015	0	0	829	0	0	829
Landmark - Grand Forks, ND	8/24/2015	0	0	1,670	0	0	1,670
Regency Park Estates - St Cloud, MN	1/1/2016	0	0	6,898	0	0	6,898
Pebble Springs – Bismarck, ND	7/1/2016	0	0	0	783	0	783
Southview – Minot, ND	7/1/2016	0	0	0	1,070	0	1,070
Summary of Debt due after Fiscal 2017		0	0	0	0	374,227	374,227
Sub-Total Multi-Family Residential		$2,834	$2,128	$10,641	$1,853	$374,227	$391,683

Commercial Office
Whitewater Plaza - Minnetonka, MN	3/1/2014	$2,499	$0	$0	$0	$0	$2,499
Whitewater Plaza - Minnetonka, MN	3/1/2014	1,296	0	0	0	0	1,296
Viromed - Eden Prairie, MN	4/1/2014	165	0	0	0	0	165
Wirth Corporate Center - Golden Valley, MN	4/1/2014	3,538	0	0	0	0	3,538
TCA Building - Eagan, MN	5/1/2014	0	6,843	0	0	0	6,843
Burnsville Bluffs II - Burnsville, MN	8/8/2014	0	1,699	0	0	0	1,699
Plymouth IV - Plymouth, MN	8/8/2014	0	3,134	0	0	0	3,134
Plymouth V - Plymouth, MN	8/8/2014	0	3,663	0	0	0	3,663
Plaza VII - Boise, ID	9/1/2014	0	962	0	0	0	962
Crosstown Centre - Eden Prairie, MN	12/1/2014	0	3,240	0	0	0	3,240
Crosstown Centre - Eden Prairie, MN	12/1/2014	0	9,722	0	0	0	9,722
Northgate I - Maple Grove, MN	12/10/2014	0	5,071	0	0	0	5,071
Plymouth I - Plymouth, MN	12/10/2014	0	1,137	0	0	0	1,137
Plymouth II - Plymouth, MN	12/10/2014	0	1,137	0	0	0	1,137
Plymouth III - Plymouth, MN	12/10/2014	0	1,399	0	0	0	1,399
Benton Business Park - Sauk Rapids, MN	1/1/2015	0	526	0	0	0	526
West River Business Park - Waite Park, MN	1/1/2015	0	526	0	0	0	526
Highlands Ranch I - Highlands Ranch, CO	3/1/2015	0	8,108	0	0	0	8,108
Highlands Ranch II - Highlands Ranch, CO	3/1/2015	0	7,752	0	0	0	7,752
US Bank Financial Center - Bloomington, MN	7/1/2015	0	0	13,267	0	0	13,267
Rapid City 900 Concourse Drive - Rapid City, SD	8/1/2015	0	0	938	0	0	938
Westgate I - Boise, ID	8/1/2015	0	0	1,177	0	0	1,177
Westgate II - Boise, ID	8/1/2015	0	0	2,881	0	0	2,881
Brook Valley I - LaVista, NE	1/1/2016	0	0	1,279	0	0	1,279
Spring Valley IV - Omaha, NE	1/1/2016	0	0	761	0	0	761
Spring Valley V - Omaha, NE	1/1/2016	0	0	838	0	0	838
Spring Valley X - Omaha, NE	1/1/2016	0	0	777	0	0	777
Spring Valley XI - Omaha, NE	1/1/2016	0	0	761	0	0	761
American Corporate Center – Mendota Heights, MN	9/1/2016	0	0	0	8,853	0	8,853
Mendota Office Center I – Mendota Heights, MN	9/1/2016	0	0	0	3,812	0	3,812
Mendota Office Center II - Mendota Heights, MN	9/1/2016	0	0	0	5,632	0	5,632
Mendota Office Center III - Mendota Heights, MN	9/1/2016	0	0	0	3,871	0	3,871

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF OCTOBER 31, 2013 (continued)
(in thousands)
Property	Maturity Date	Fiscal 2014	Fiscal 2015	Fiscal 2016	Fiscal 2017	Thereafter	Total(1)

Commercial Office - continued
Mendota Office Center IV - Mendota Heights, MN	9/1/2016	$0	$0	$0	$4,602	$0	$4,602
Corporate Center West – Omaha, NE	10/6/2016	0	0	0	17,315	0	17,315
Farnam Executive Center – Omaha, NE	10/6/2016	0	0	0	12,160	0	12,160
Flagship – Eden Prarie, MN	10/6/2016	0	0	0	21,565	0	21,565
Gateway Corporate Center – Woodbury, MN	10/6/2016	0	0	0	8,700	0	8,700
Miracle Hills One – Omaha, NE	10/6/2016	0	0	0	8,895	0	8,895
Pacific Hills – Omaha, NE	10/6/2016	0	0	0	16,770	0	16,770
Riverport – Maryland Heights, MO	10/6/2016	0	0	0	19,690	0	19,690
Timberlands – Leawood, KS	10/6/2016	0	0	0	13,155	0	13,155
Woodlands Plaza IV – Maryland Heights, MO	10/6/2016	0	0	0	4,360	0	4,360
2030 Cliff Road – Eagan, MN	1/11/2017	0	0	0	952	0	952
Summary of Debt due after Fiscal 2017		0	0	0	0	99,634	99,634
Sub-Total Commercial Office		$7,498	$54,919	$22,679	$150,332	$99,634	$335,062

Commercial Healthcare
High Pointe Health Campus - Lake Elmo, MN	4/1/2014	$5,400	$0	$0	$0	$0	$5,400
Edgewood Vista - Billings, MT	12/10/2014	0	1,873	0	0	0	1,873
Edgewood Vista - East Grand Forks, MN	12/10/2014	0	2,852	0	0	0	2,852
Edgewood Vista - Sioux Falls, SD	12/10/2014	0	1,073	0	0	0	1,073
Garden View Medical - St Paul, MN	8/1/2015	0	0	1,058	0	0	1,058
Edina 6363 France Medical - St Paul, MN	8/6/2015	0	0	9,958	0	0	9,958
2800 Medical Building - Minneapolis, MN	9/1/2015	0	0	5,302	0	0	5,302
2828 Medical Building - Minneapolis, MN	9/1/2015	0	0	8,299	0	0	8,299
Edina 6405 France Medical - Edina, MN	9/1/2015	0	0	8,630	0	0	8,630
Ritchie Medical Plaza - St Paul, MN	9/1/2015	0	0	6,347	0	0	6,347
Airport Medical – Bloomington, MN	6/1/2016	0	0	0	929	0	929
Park Dental – Brooklyn Center, MN	6/1/2016	0	0	0	533	0	533
Edgewood Vista – Fargo, ND	10/25/2016	0	0	0	12,653	0	12,653
Sartell 2000 23rd St S – Sartell, MN	12/1/2016	0	0	0	2,864	0	2,864
Billings 2300 Grant Road – Billings, MT	12/31/2016	0	0	0	1,549	0	1,549
Missoula 3050 Great Northern Ave – Missoula, MT	12/31/2016	0	0	0	1,622	0	1,622
Summary of Debt due after Fiscal 2017		0	0	0	0	176,227	176,227
Sub-Total Commercial Healthcare		$5,400	$5,798	$39,594	$20,150	$176,227	$247,169

Commercial Industrial
Stone Container - Fargo, ND	12/1/2015	0	0	525	0	0	525
Stone Container - Fargo, ND	12/1/2015	0	0	653	0	0	653
Minnetonka 13600 County Road 62 – Minnetonka, MN2	2/27/2017	0	0	0	2,392	0	2,392
Summary of Debt due after Fiscal 2017		0	0	0	0	12,956	12,956
Sub-Total Commercial Industrial		$0	$0	$1,178	$2,392	$12,956	$16,526

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF OCTOBER 31, 2013 (continued)
(in thousands)

Property	Maturity Date	Fiscal 2014	Fiscal 2015	Fiscal 2016	Fiscal 2017	Thereafter	Total(1)
Commercial Retail
Omaha Barnes & Noble - Omaha, NE	6/1/2014	0	2,344	0	0	0	2,344
Jamestown Buffalo Mall - Jamestown, ND	9/1/2014	0	303	0	0	0	303
Fargo Express Center - Fargo, ND	10/1/2014	0	911	0	0	0	911
Lakeville Strip Center - Lakeville, MN	10/1/2014	0	903	0	0	0	903
Summary of Debt due after Fiscal 2017		0	0	0	0	26,269	26,269
Sub-Total Commercial Retail		$0	$4,461	$0	$0	$26,269	$30,730

Total		$15,732	$67,306	$74,092	$174,727	$689,313	$1,021,170
*	Mortgage debt does not include the Company's multi-bank line of credit or construction loans. As of October 31, 2013 the line of credit had a maturity date of August 12, 2014, and the Company had borrowings of $10.0 million outstanding under this line. Subsequent to the end of the second quarter of fiscal year 2014, the Company's Operating Partnership entered into an amended and restated loan agreement to renew this line of credit, which currently has a maturity date of December 1, 2016 and total lending commitments of $72.0 million. As of December 10, 2013, the Company had borrowings of $12.5 million outstanding under this renewed line of credit. Construction loans and other debt totaled $31.6 million as of October 31, 2013.
(1)	Totals are principal balances as of October 31, 2013.
(2)	Loan was paid off subsequent to October 31, 2013.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	10/31/2013	7/31/2013	4/30/2013	1/31/2013	10/31/2012
Equity Capitalization
Common shares outstanding	105,554	104,226	101,488	94,386	93,161
Operating partnership (OP) units outstanding	21,836	21,849	21,635	21,489	21,336
Total common shares and OP units outstanding	127,390	126,075	123,123	115,875	114,497
Market price per common share (closing price at end of period)	$8.62	$8.64	$9.73	$9.36	$8.42
Equity capitalization-common shares and OP units	$1,098,102	$1,089,288	$1,197,987	$1,084,590	$964,065
Recorded book value of preferred shares	$138,674	$138,674	$138,674	$138,674	$138,674
Total equity capitalization	$1,236,776	$1,227,962	$1,336,661	$1,223,264	$1,102,739

Debt Capitalization
Total debt	$1,062,788	$1,072,696	$1,077,282	$1,073,152	$1,087,972
Total capitalization	$2,299,564	$2,300,658	$2,413,943	$2,296,416	$2,190,711

Total debt to total capitalization	0.46:1	0.47:1	0.45:1	0.47:1	0.50:1

	Six Months Ended		Three Months Ended
	10/31/2013	10/31/2012	10/31/2013	7/31/2013	4/30/2013	1/31/2013	10/31/2012
Earnings to fixed charges(1)	1.18	1.23x	1.25x	1.11x	1.48x	1.26x	1.38x
Earnings to combined fixed charges and preferred distributions(1)	1.00	1.11x	1.06x	0.94x	1.25x	1.07x	1.18x
Debt service coverage ratio(1)	1.59	1.52x	1.64x	1.54x	1.64x	1.63x	1.60x

Distribution Data
Common shares and units outstanding at record date	126,629	113,516	126,629	123,976	116,338	115,284	113,516
Total common distribution paid	$32,554	$29,170	$16,461	$16,093	$15,124	$14,956	$14,757
Common distribution per share and unit	$.2600	$.2600	$.1300	$.1300	$.1300	$.1300	$.1300
Payout ratio (FFO per share and unit basis)(1)	81.3%	76.5%	81.3%	81.3%	68.4%	81.3%	72.2%
Payout ratio (AFFO per share and unit basis)(1)	113.0%	118.2%	118.2%	118.2%	108.3%	130.0%	108.3%

(1)	See Definitions on page 30.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
STABILIZED PROPERTIES NET OPERATING INCOME SUMMARY
(in thousands)

	Stabilized Properties(1)			Stabilized Properties(1)
	Three Months Ended October 31,			Six Months Ended October 31,
Segment	2013	2012	% Change	2013	2012	% Change
Multi-Family Residential	$10,725	$11,305	(5.1%)	$21,012	$21,653	(3.0%)
Commercial Office	9,842	9,619	2.3%	19,403	18,848	2.9%
Commercial Healthcare	11,697	11,082	5.6%	23,252	22,075	5.3%
Commercial Industrial	1,094	1,058	3.4%	2,205	1,943	13.5%
Commercial Retail	2,333	2,151	8.5%	4,300	4,197	2.5%
	$35,691	$35,215	1.4%	$70,172	$68,716	2.1%
(1)	See list of properties excluded from stabilized properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended October 31, 2013
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Stabilized(1)	$19,688	$19,367	$15,735	$1,562	$3,369	$0	$59,721
Non-stabilized	5,964	0	290	181	34	0	6,469
Total	25,652	19,367	16,025	1,743	3,403	0	66,190

Real estate expenses
Stabilized(1)	8,963	9,525	4,038	468	1,036	0	24,030
Non-stabilized	2,312	0	91	80	2	0	2,485
Total	11,275	9,525	4,129	548	1,038	0	26,515

Net operating income (NOI)
Stabilized(1)	10,725	9,842	11,697	1,094	2,333	0	35,691
Non-stabilized	3,652	0	199	101	32	0	3,984
Net operating income	$14,377	$9,842	$11,896	$1,195	$2,365	$0	$39,675

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(5,656)	$(5,393)	$(4,860)	$(469)	$(797)	$(82)	$(17,257)
Administrative, advisory and trustee fees	0	0	0	0	0	(2,527)	(2,527)
Other expenses	0	0	0	0	0	(678)	(678)
Interest expense	(5,449)	(5,083)	(4,095)	(272)	(479)	530	(14,848)
Interest and other income	0	0	0	0	0	652	652
Income (loss) from continuing operations	3,272	(634)	2,941	454	1,089	(2,105)	5,017
Income (loss) from discontinued operations	0	6,296	0	(1,016)	0	0	5,280
Net income (loss)	3,272	5,662	2,941	(562)	1,089	(2,105)	10,297
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(1,226)	(1,226)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(284)	(284)
Net income (loss) attributable to Investors Real Estate Trust	3,272	5,662	2,941	(562)	1,089	(3,615)	8,787
Dividends to preferred shareholders	0	0	0	0	0	(2,878)	(2,878)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,272	5,662	2,941	(562)	1,089	$(6,493)	$5,909
(1)	See list of properties excluded from stabilized properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended October 31, 2012
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Stabilized(1)	$19,120	$18,815	$15,262	$1,437	$3,360	$0	$57,994
Non-stabilized	3,985	0	0	279	0	0	4,264
Total	23,105	18,815	15,262	1,716	3,360	0	62,258

Real estate expenses
Stabilized(1)	7,815	9,196	4,180	379	1,209	0	22,779
Non-stabilized	1,194	0	0	76	0	0	1,270
Total	9,009	9,196	4,180	455	1,209	0	24,049

Gain on involuntary conversion
Stabilized(1)	0	0	0	0	0	0	0
Non-stabilized	2,263	0	0	0	0	0	2,263
Total	2,263	0	0	0	0	0	2,263

Net operating income (NOI)
Stabilized(1)	11,305	9,619	11,082	1,058	2,151	0	35,215
Non-stabilized	5,054	0	0	203	0	0	5,257
Net operating income	$16,359	$9,619	$11,082	$1,261	$2,151	$0	$40,472

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(4,833)	$(5,248)	$(4,408)	$(418)	$(768)	$(83)	$(15,758)
Administrative, advisory and trustee fees	0	0	0	0	0	(2,061)	(2,061)
Other expenses	0	0	0	0	0	(513)	(513)
Interest expense	(5,230)	(5,305)	(4,000)	(451)	(620)	(121)	(15,727)
Interest and other income	0	0	0	0	0	203	203
Income (loss) from continuing operations	6,296	(934)	2,674	392	763	(2,575)	6,616
Income (loss) from discontinued operations	2,839	73	(53)	490	45	0	3,394
Net income (loss)	9,135	(861)	2,621	882	808	(2,575)	10,010
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(1,290)	(1,290)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(208)	(208)
Net income (loss) attributable to Investors Real Estate Trust	9,135	(861)	2,621	882	808	(4,073)	8,512
Dividends to preferred shareholders	0	0	0	0	0	(2,878)	(2,878)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$9,135	(861)	2,621	882	808	$(6,951)	$5,634
(1)	See list of properties excluded from stabilized properties on page ii.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)

	Six Months Ended October 31, 2013
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Stabilized(1)	$39,016	$38,681	$31,500	$3,096	$6,661	$0	$118,954
Non-stabilized	11,218	0	598	857	70	0	12,743
Total	50,234	38,681	32,098	3,953	6,731	0	131,697

Real estate expenses
Stabilized(1)	18,004	19,278	8,248	891	2,361	0	48,782
Non-stabilized	4,230	0	164	161	2	0	4,557
Total	22,234	19,278	8,412	1,052	2,363	0	53,339

Gain on involuntary conversion
Stabilized(1)	0	0	0	0	0	0	0
Non-stabilized	966	0	0	0	0	0	966
Total	966	0	0	0	0	0	966

Net operating income (NOI)
Stabilized(1)	21,012	19,403	23,252	2,205	4,300	0	70,172
Non-stabilized	7,954	0	434	696	68	0	9,152
Net operating income	$28,966	$19,403	$23,686	$2,901	$4,368	$0	$79,324

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(11,172)	$(10,789)	$(11,572)	$(1,032)	$(1,620)	$(167)	$(36,352)
Administrative, advisory and trustee services	0	0	0	0	0	(5,280)	(5,280)
Impairment of real estate investments	0	0	0	0	0	(265)	(265)
Other expenses	0	0	0	0	0	(1,357)	(1,357)
Interest expense	(10,786)	(10,188)	(7,723)	(652)	(992)	841	(29,500)
Interest and other income	0	0	0	0	0	862	862
Income (loss) from continuing operations	7,008	(1,574)	4,391	1,217	1,756	(5,366)	7,432
Income (loss) from discontinued operations	0	6,014	0	183	(116)	0	6,081
Net income (loss)	7,008	4,440	4,391	1,400	1,640	(5,366)	13,513
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(1,276)	(1,276)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(372)	(372)
Net income (loss) attributable to Investors Real Estate Trust	7,008	4,440	4,391	1,400	1,640	(7,014)	11,865
Dividends to preferred shareholders	0	0	0	0	0	(5,757)	(5,757)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$7,008	$4,440	$4,391	$1,400	$1,640	$(12,771)	$6,108
(1)	See list of properties excluded from stabilized properties on page ii.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)

	Six Months Ended October 31, 2012
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Stabilized(1)	$37,800	$37,169	$30,334	$2,745	$6,486	$0	$114,534
Non-stabilized	6,514	0	0	555	0	0	7,069
Total	44,314	37,169	30,334	3,300	6,486	0	121,603

Real estate expenses
Stabilized(1)	16,147	18,321	8,259	802	2,289	0	45,818
Non-stabilized	2,154	0	0	142	0	0	2,296
Total	18,301	18,321	8,259	944	2,289	0	48,114

Gain on involuntary conversion
Stabilized(1)	0	0	0	0	0	0	0
Non-stabilized	2,263	0	0	0	0	0	2,263
Total	2,263	0	0	0	0	0	2,263

Net operating income (NOI)
Stabilized(1)	21,653	18,848	22,075	1,943	4,197	0	68,716
Non-stabilized	6,623	0	0	413	0	0	7,036
Net operating income	$28,276	$18,848	$22,075	$2,356	$4,197	$0	$75,752

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(9,357)	$(10,496)	$(8,793)	$(838)	$(1,498)	$(219)	$(31,201)
Administrative, advisory and trustee services	0	0	0	0	0	(4,157)	(4,157)
Other expenses	0	0	0	0	0	(1,032)	(1,032)
Interest expense	(10,044)	(10,576)	(7,941)	(899)	(1,305)	(779)	(31,544)
Interest and other income	0	0	0	0	0	345	345
Income (loss) from continuing operations	8,875	(2,224)	5,341	619	1,394	(5,842)	8,163
Income (loss) from discontinued operations	2,877	143	(57)	820	60	0	3,843
Net income (loss)	11,752	(2,081)	5,284	1,439	1,454	(5,842)	12,006
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(1,541)	(1,541)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(274)	(274)
Net income (loss) attributable to Investors Real Estate Trust	11,752	(2,081)	5,284	1,439	1,454	(7,657)	10,191
Dividends to preferred shareholders	0	0	0	0	0	(3,471)	(3,471)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$11,752	$(2,081)	$5,284	$1,439	$1,454	$(11,128)	$6,720
(1)	See list of properties excluded from stabilized properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
STABILIZED PROPERTIES AND ALL PROPERTIES PHYSICAL OCCUPANCY LEVELS BY SEGMENT
2nd Quarter Fiscal 2014 vs. 2nd Quarter Fiscal 2013

Segments	Stabilized Properties		All Properties
	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter
	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013
Multi-Family Residential	94.6%	95.4%	93.8%	94.6%
Commercial Office	81.0%	78.9%	81.0%	78.9%
Commercial Healthcare	96.1%	95.1%	96.2%	95.1%
Commercial Industrial	83.3%	79.8%	72.4%	82.9%
Commercial Retail	85.9%	88.0%	85.9%	88.0%

Stabilized Physical Occupancy Levels by Segment
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
Multi-Family Residential
Commercial Office
Commercial Healthcare
Commercial Industrial
Commercial Retail
2nd Quarter Fiscal 2014
2nd Quarter Fiscal 2013

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
MULTI-FAMILY RESIDENTIAL SUMMARY(2)

	Three Months Ended
	10/31/2013	7/31/2013	4/30/2013	1/31/2013	10/31/2012
Number of Units	10,705	10,351	10,280	9,924	9,934
Average Investment Per Unit
Stabilized	$60,592	$60,118	$58,765	$58,506	$58,308
Non-Stabilized	93,353	86,581	87,408	87,083	85,580
All Properties	$67,034	$64,743	$63,659	$63,107	$62,614

Average Scheduled Rent(1) per Unit
Stabilized	$771	$764	$748	$742	$734
Non-Stabilized	976	955	944	994	967
All Properties	$811	$797	$781	$782	$771

Total Receipts per Unit
Stabilized	$768	$754	$739	$731	$733
Non-Stabilized	951	968	954	1,004	996
All Properties	$804	$792	$776	$775	$774

Total Recurring Capital Expenditures per Unit(1)	$160	$164	$176	$134	$193

Physical Occupancy%
Stabilized	94.6%	93.3%	94.7%	94.0%	94.8%
Non-Stabilized	90.4%	90.7%	94.5%	91.4%	93.4%
All Properties	93.8%	92.9%	94.6%	93.6%	94.6%

Operating Expenses as a % of Scheduled Rent
Stabilized	45.6%	46.4%	44.0%	47.3%	41.3%
Non-Stabilized	41.0%	40.7%	43.0%	38.7%	36.9%
All Properties	44.5%	45.2%	43.8%	45.5%	40.4%
(1)	See Definitions on page 30.
(2)	Previously-reported amounts are not revised for discontinued operations or changes in the composition of the stabilized properties pool.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Stabilized Properties)

Commercial Leasing Activity
During fiscal year 2014, we have executed new and renewal commercial leases for our stabilized rental properties on 378,163 square feet for the three months ended October 31, 2013 and 974,370 square feet for the six months ended October 31, 2013.  As a result of our leasing efforts, occupancy in our stabilized commercial portfolio increased to 86.1% as of October 31, 2013, up from 84.7% as of October 31, 2012.
The total leasing activity for our stabilized commercial rental properties, expressed in square feet of leases signed during the period, and the resulting physical occupancy levels are as follows:
Three Months Ended October 31, 2013
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1) (2)		Total Square Feet of Leases Executed(1)		Physical Occupancy

Segments	2013	2012	2013	2012	2013	2012	2013	2012
Office	86,863	75,225	84,829	30,798	171,692	106,023	81.0%	78.9%
Healthcare	9,590	3,725	3,734	9,988	13,324	13,713	96.1%	95.1%
Industrial	120,363	0	29,754	0	150,117	0	83.3%	79.8%
Retail	5,902	30,207	37,128	37,110	43,030	67,317	85.9%	88.0%
Total	222,718	109,157	155,445	77,896	378,163	187,053	86.1%	84.7%
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period.

(2)	Leases renewed include the retained occupancy of tenants on a month-to-month basis past their original lease expiration date.
Six Months Ended October 31, 2013
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1) (2)		Total Square Feet of Leases Executed(1)		Physical Occupancy

Segments	2013	2012	2013	2012	2013	2012	2013	2012
Office	213,855	109,865	142,374	94,977	356,229	204,842	81.0%	78.9%
Healthcare	31,093	10,226	17,262	11,456	48,355	21,682	96.1%	95.1%
Industrial	170,403	0	251,831	9,702	422,234	9,702	83.3%	79.8%
Retail	97,859	39,277	49,693	39,530	147,552	78,807	85.9%	88.0%
Total	513,210	159,368	461,160	155,665	974,370	315,033	86.1%	84.7%
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period.

(2)	Leases renewed include the retained occupancy of tenants on a month-to-month basis past their original lease expiration date.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Stabilized Properties)

New Leases
The following table sets forth the average effective rents and the estimated costs of tenant improvements and leasing commissions, on a per square foot basis, that we are obligated to fulfill under the new leases signed for our stabilized commercial rental properties:
Three Months Ended October 31, 2013
	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Office	86,863	75,225	3.9	4.9	$16.38	$12.12	$14.77	$5.82	$5.17	$2.50
Healthcare	9,590	3,725	4.6	7.8	20.28	21.65	50.48	17.60	10.12	6.08
Industrial	120,363	0	2.1	0	3.59	0	0.25	0	0.82	0
Retail	5,902	30,207	7.3	2.5	14.03	5.43	16.87	1.41	3.47	0.31
Total	222,718	109,157	4.3	4.8	$9.57	$10.60	$8.51	$5.00	$2.99	$2.01
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Six Months Ended October 31, 2013
	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Office	213,855	109,865	4.6	4.4	$14.38	$13.25	$15.01	$8.43	$4.67	$3.34
Healthcare	31,093	10,226	5.3	7.2	21.43	22.60	49.94	42.88	6.79	5.58
Industrial	170,403	0	3.2	0	3.74	0	0.18	0	0.68	0
Retail	97,859	39,277	5.4	3.1	4.25	7.04	1.55	1.16	4.15	0.45
Total	513,210	159,368	4.7	4.6	$9.34	$12.32	$9.63	$8.85	$3.37	$2.77
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Our ability to maintain or increase occupancy rates is a principal driver of maintaining and increasing the average effective rents in our commercial segments. The decrease in the average effective rental rates of new leases executed in the six months ended October 31, 2013 in our commercial retail segment when compared to new leases executed for the same period in the prior year is due to the signing of a new anchor tenant lease at our Jamestown Buffalo Mall property. In June of 2013, we executed a ten year lease with an effective date of August 1, 2013 for 84,338 square feet with a new anchor tenant at an average effective rent of $2.75 per square foot. This space was vacated by the former anchor tenant, which was paying $1.70 per square foot at the time their lease expired on May 31, 2013. Absent this transaction, the average effective rental rate for leases executed in our commercial retail segment in the six months ended October 31, 2013 would have been $13.59 per square foot. The decrease in the average effective rental rate of new leases executed in the total commercial portfolio for the six months ended October 31, 2013 when compared to the same period in the prior year is due primarily to the lease transaction mentioned above and the fact that there were no new commercial industrial leases executed in the six months ended October 31, 2012.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Stabilized Properties)

Lease Renewals
The following table summarizes our lease renewal activity within our stabilized commercial segments (square feet data in thousands):
Three Months Ended October 31, 2013
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Office	84,829	30,798	17.7%	81.0%	4.3	5.3	(5.0%)	(3.5%)	$6.52	$15.28	$5.70	$6.84
Healthcare	3,734	9,988	100.0%	100.0%	3.0	5.3	11.4%	9.3%	0	9.92	0	2.48
Industrial	29,754	0	100.0%	0%	3.0	0	16.1%	0	2.71	0	1.78	0
Retail	37,128	37,110	88.1%	100.0%	3.0	3.0	11.2%	1.3%	0.40	0	0.06	0.05
Total	155,445	77,896	38.9%	86.8%	3.6	4.9	0.2%	0.0%	$4.17	$7.31	$3.47	$3.05
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period.

(2)
Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Expiring leases where the tenant retained occupancy on a month-to-month basis past the lease expiration date were considered to have been renewed.

(3)
Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Six Months Ended October 31, 2013
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Office	142,374	94.977	59.1%	88.5%	3.9	3.9	(3.1%)	(0.3%)	$4.78	$6.23	$4.12	$3.13
Healthcare	17,262	11,456	100.0%	77.8%	6.0	5.3	8.2%	9.7%	20.19	11.85	2.21	2.48
Industrial	251,831	9,702	52.7%	100.0%	3.2	3.3	(6.1%)	0	0.32	0.52	0.48	0.52
Retail	49,693	39,530	29.9%	81.3%	3.5	3.4	8.3%	0.1%	0.30	0	0.05	0.12
Total	461,160	155,665	53.1%	85.2%	3.8	4.1	2.3%	0.7%	$2.44	$4.71	$1.62	$2.16
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period

(2)
Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Expiring leases where the tenant retained occupancy on a month-to-month basis past the lease expiration date were considered to have been renewed.

(3)
Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Our ability to re-lease expiring space is generally dependent on the current market and economic conditions of the regions in which our properties are located. The decrease in the percent of expiring leases renewed in the three months Ended October 31, 2013 in our commercial office segment when compared to the percent of expiring leases renewed for the same period in the prior year was due to the lease expirations of two tenants that accounted for 87,471 square feet of the 148,799 square feet, or 59%, of expiring leases in the quarter.  One of these lease expirations was for a 49,570 square foot space at our Wells Fargo property for which a new lease was executed with the existing subtenant prior to the original tenant's lease expiring.  This lease transaction was executed in the first quarter of fiscal year 2014 and was reported as a new lease transaction in that quarter.
The decrease in the percent of expiring leases renewed in the six months ended October 31, 2013 in our commercial retail segment when compared to the percent of expiring leases renewed for the same period in the prior year was due to the lease expiration of an anchor tenant at our Jamestown Buffalo Mall property which occupied 84,338 square feet. Although this lease expired on May 31, 2013, we were able to execute a lease with a new tenant for the entire 84,338 square feet with an effective date of August 1, 2013 that resulted in an increase in effective rent of 61.8% when compared to the rent paid by the prior tenant.  Not taking into account the previously mentioned vacated space, the percent of expiring leases renewed for our retail segment for the six months ended October 31, 2013 would have been 78.2%.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Stabilized Properties)

Lease Expirations
Our ability to maintain and improve occupancy rates, and base rents, primarily depends upon our continuing ability to re-lease expiring space. The following table reflects the in-service portfolio lease expiration schedule of our consolidated commercial segments properties, including square footage and annualized base rent for expiring leases, as of October 31, 2013.
Fiscal Year of Lease Expiration	# of Leases	Square Footage of Expiring Leases(3)	Percentage of Total Commercial Segments Leased Square Footage	Annualized Base Rent of Expiring Leases at Expiration(2)	Percentage of Total Commercial Segments Annualized Base Rent
2014(1)	121	810,334	9.0%	$9,605,040	7.7%
2015	128	889,075	9.8%	12,710,586	10.2%
2016	116	1,252,881	13.8%	16,951,657	13.7%
2017	104	1,189,099	13.2%	18,942,588	15.3%
2018	79	670,615	7.4%	11,643,066	9.4%
2019	65	1,089,140	12.0%	14,699,565	11.9%
2020	20	448,768	5.0%	4,780,636	3.9%
2021	27	285,701	3.2%	4,481,569	3.6%
2022	41	1,313,347	14.5%	16,101,879	13.0%
2023	12	471,436	5.2%	2,093,077	1.7%
Thereafter	48	627,020	6.9%	11,960,984	9.6%
Totals	761	9,047,416	100.0%	$123,970,647	100.0%
(1)	Includes month-to-month leases. As of October 31, 2013 month-to-month leases accounted for 214,757 square feet.
(2)	Annualized Base Rent is monthly scheduled rent as of October 1, 2013, multiplied by 12.
(3)
Assuming that none of the tenants exercise renewal or termination options, and including leases renewed prior to expiration. Also excludes 98,174 square feet of income producing real estate operated within a Taxable REIT Subsidiary.

Information on current market rents can be difficult to obtain, is highly subjective, and is often not directly comparable between properties. Accordingly, we believe the average effective rent realized on new leases and the increase or decrease in effective rent of lease renewals, as previously defined, are the most objective and meaningful performance measurements of our leasing activity.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
10 LARGEST COMMERCIAL TENANTS – BASED ON ANNUALIZED BASE RENT(1)
as of October 31, 2013

Tenant	Number of Properties	Average Remaining Lease Term in Months	% of Total Commercial Segments' Minimum Rents	Aggregate Rentable Square Feet	% of Aggregate Occupied Square Feet
Affiliates of Edgewood Vista	32	79	13.8%	1,481,647	16.3%
St. Luke's Hospital of Duluth, Inc.	6	29	3.6%	198,775	2.2%
Fairview Health Services	9	42	3.6%	247,019	2.7%
Applied Underwriters	3	40	2.4%	141,724	1.6%
HealthEast Care System	1	64	1.7%	114,316	1.3%
Affiliates of Siemens USA (NYSE: SI)	2	41	1.3%	112,848	1.2%
Microsoft (NASDAQ: MSFT)	1	185	1.3%	61,758	0.7%
Arcadis Corporate Services, Inc.	1	33	1.3%	71,430	0.8%
Nebraska Orthopaedic Hospital	1	62	1.3%	122,040	1.3%
State of Idaho Department of Health and Welfare	2	52	1.2%	103,342	1.1%
Total/Weighted Average		58	31.5%	2,654,899	29.2%
(1)	See Definitions on page .

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASE EXPIRATIONS
as of October 31, 2013

	(dollars in thousands except average rental rates)
Fiscal Year	Number of Leases	Rentable Square Feet(1)	% of Rentable Square Feet	Annualized Rent(2)	Average Rental Rate	% of Annualized Base Rent
Commercial Office
2014(3)	58	349,151	8.9%	$4,150	$11.89	7.0%
2015	67	417,505	10.7%	7,424	17.78	12.5%
2016	52	646,390	16.5%	10,140	15.69	17.1%
2017	53	807,157	20.7%	14,045	17.40	23.7%
2018	38	453,265	11.6%	6,869	15.16	11.6%
2019 and thereafter	72	1,236,431	31.6%	16,686	13.5	28.1%
	340	3,909,899	100.0%	$59,314	$15.17	100.0%

Commercial Healthcare
2014(4)	31	355,603	12.5%	$4,698	$13.21	9.6%
2015	17	105,201	3.7%	2,793	26.55	5.7%
2016	25	175,570	6.2%	3,656	20.82	7.5%
2017	24	143,790	5.1%	3,070	21.35	6.3%
2018	22	176,758	6.2%	4,259	24.10	8.7%
2019 and thereafter	97	1,882,355	66.3%	30,438	16.17	62.2%
	216	2,839,277	100.0%	$48,914	$17.23	100.0%

Commercial Industrial
2014(5)	1	44,000	3.8%	$198	$4.50	3.4%
2015	1	30,000	2.6%	105	3.50	1.8%
2016	6	307,533	26.5%	1,682	5.47	29.0%
2017	2	112,110	9.7%	628	5.60	10.8%
2018	0	0	0.0%	0	0.00	0.0%
2019 and thereafter	8	664,284	57.4%	3,194	4.81	55.0%
	18	1,157,927	100.0%	$5,807	$5.02	100.0%

Commercial Retail
2014(6)	32	66,484	5.8%	$623	$9.37	6.3%
2015	42	331,465	29.1%	2,324	7.01	23.4%
2016	33	123,388	10.8%	1,474	11.94	14.8%
2017	25	126,042	11.1%	1,200	9.52	12.1%
2018	19	40,592	3.5%	515	12.68	5.2%
2019 and thereafter	36	452,342	39.7%	3,800	8.40	38.2%
	187	1,140,313	100.0%	$9,936	$8.71	100.0%

Commercial Total
2014(7)	122	815,238	9.0%	$9,669	$11.86	7.8%
2015	127	884,171	9.8%	12,646	14.30	10.2%
2016	116	1,252,881	13.9%	16,952	13.53	13.7%
2017	104	1,189,099	13.1%	18,943	15.93	15.3%
2018	79	670,615	7.4%	11,643	17.36	9.4%
2019 and thereafter	213	4,235,412	46.8%	54,118	12.78	43.6%
	761	9,047,416	100.0%	$123,971	$13.70	100.0%

(1)	Excludes 98,174 square feet of income producing real estate operated within a Taxable REIT Subsidiary.
(2)	Annualized Base Rent is monthly scheduled rent as of October 1, 2013 (cash basis), multiplied by 12.
(3)	Includes month-to-month leases. As of October 31, 2013 month-to-month leases accounted for 149,450 square feet.
(4)	Includes month-to-month leases. As of October 31, 2013 month-to-month leases accounted for 28,674 square feet.
(5)	The Commercial Industrial segment has no month-to-month leases in place as of October 31, 2013.
(6)	Includes month-to-month leases. As of October 31, 2013 month-to-month leases accounted for 36,633 square feet.
(7)	Includes month-to-month leases. As of October 31, 2013 month-to-month leases accounted for 214,757 square feet.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2014 ACQUISITION SUMMARY
as of October 31, 2013
(dollars in thousands)

Property(1)	Location	Segment Type	Acquisition Date	Square Feet/Units	Leased Percentage At Acquisition	October 31, 2013 Leased Percentage	Acquisition Cost

Alps Park	Rapid City, SD	Multi-Family Residential	May 1, 2013	71	97.2%	100.0%	$6,200
Chateau II	Minot, ND	Unimproved Land	May 21, 2013	n/a	n/a	n/a	179
Jamestown Unimproved	Jamestown, ND	Unimproved Land	August 9, 2013	n/a	n/a	n/a	700
RED 20(2)	Minneapolis, MN	Unimproved Land	August 20, 2013	n/a	n/a	n/a	1,900
Landing at Southgate(3)	Minot, ND	Multi-Family Residential	September 4, 2013	108	77.8%	77.8%	8,822
Southpoint	Grand Forks, ND	Multi-Family Residential	September 5, 2013	96	100.0%	99.0%	10,600
Pinecone Villas	Sartell, MN	Multi-Family Residential	October 31, 2013	24	83.3%	83.3%	2,800
Legends at Heritage Place	Sartell, MN	Commercial Healthcare and Unimproved Land	October 31, 2013	98,174	100.0%	100.0%	12,400
			Total Square Feet	98,174			$43,601
			Total Units	299
(1)	Development projects that are placed in service in phases are excluded from this table until the entire project has been placed in service..
(2)	The Company is an approximately 59% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity.
(3)
Development property placed in service September 4, 2013. Additional costs paid in fiscal year 2013 totaled $6.3 million, for a total project cost at October 31, 2013 of $15.1 million. The Company is a 51% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2014 DEVELOPMENT IN PROGESS SUMMARY
as of October 31, 2013
(dollars in thousands)

Property and Location	Planned Segment	Total Rentable Square Feet or # of Units	Percentage Leased or Committed	Anticipated Total Cost	Cost to Date	Anticipated Construction Completion
River Ridge - Bismarck, ND(1)	Multi-Family Residential	146 units	85.9%	$25,900	$23,507	3rd Quarter Fiscal 2014
Cypress Court - St. Cloud, MN(2)	Multi-Family Residential	132 units	81.5%	14,300	13,506	3rd Quarter Fiscal 2014
Chateau II - Minot, ND(3)	Multi-Family Residential	72 units	0%	14,700	6.461	1st Quarter Fiscal 2015
Dakota Commons - Williston, ND	Multi-Family Residential	44 units	0%	10,700	3,796	1st Quarter Fiscal 2015
Commons at Southgate - Minot, ND(4)	Multi-Family Residential	233 units	0%	36,400	17,170	2nd Quarter Fiscal 2015
Renaissance Heights I - Williston, ND(5)	Multi-Family Residential	288 units	0%	62,400	26,859	2nd Quarter Fiscal 2015
Arcata - Golden Valley, MN	Multi-Family Residential	165 units	0%	34,400	5,922	2nd Quarter Fiscal 2015
RED 20 - Minneapolis, MN(6)	Multi-Family Residential and Commercial	130 units and 10,625 sq ft	0%	29,500	5,917	2nd Quarter Fiscal 2015
Cardinal Point - Grand Forks, ND	Multi-Family Residential	251 units	0%	40,000	4,550	4th Quarter Fiscal 2015
Other	n/a	n/a	n/a	n/a	154	n/a
				$268,300	$107,842
(1)	Costs as of October 31, 2013 include $10.6 million for phase 1 of the project, which was placed in service during the three months ended October 31, 2013.
(2)
The Company is an approximately 79% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity. Costs as of October 31, 2013 include $7.2 million for phase 1 of the project, which was placed in service during the three months ended October 31, 2013.

(3)	On December 5, 2013, this development project was destroyed by fire. No decisions have been made at this time concerning the rebuilding of this development project.
(4)	The Company is a 51% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity.
(5)	The Company is a 70% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity.
(6)	The Company is an approximately 59% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity.

Definitions
October 31, 2013
Adjusted funds from operations (AFFO) is calculated by subtracting from Funds from operations (FFO) (1) tenant improvements and leasing costs at stabilized properties, and recurring capital expenditures that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization. We may also subtract from FFO certain unusual non-recurring items that do not produce cash available for distribution to shareholders. Previously-reported AFFO amounts are not revised for changes in the composition of the stabilized properties pool. AFFO is included herein because we consider it to be a measure of a REIT's ability to incur and service debt and to pay distributions to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs. Through the second quarter of fiscal year 2013, our calculation of AFFO excluded (that is, subtracted from FFO) tenant improvements and leasing costs on an all-property basis. In the third quarter of fiscal year 2013, we revised our calculation to subtract from FFO leasing commissions and tenant improvements at stabilized properties only, since we consider tenant improvement and leasing cost levels at non-stabilized properties unrepresentative of expected levels at stabilized properties. This change in definition had no effect on AFFO per share and unit as previously reported. We also updated the calculation to exclude the write-off of fully-amortized leasing costs, which had previously been included in the calculation. This change resulted in a decrease in AFFO per share and unit in the second quarter of fiscal year 2013 from $0.13 to $0.12. The AFFO per share and unit payout ratio had a corresponding increase in the second quarter of fiscal year 2013 from 100.00% to 108.3%.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet plus the market value of shares outstanding at the end of the period.
Debt service coverage ratio is computed by dividing earnings before interest income and expense, depreciation, amortization and gain on sale of real estate by interest expense and principal amortization.
EBITDA is earnings before interest, taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental performance measure because it eliminates depreciation, interest and the gain/loss from property dispositions, which permits investors to view income from operations without the effect of non-cash depreciation or the cost of debt; however, EBIDTA as we calculate it has not been adjusted for the effect of nonrecurring events such as asset impairment and gain/loss on involuntary conversion.  EBITDA is a non-GAAP measure. EBITDA as calculated by us is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do.
Funds from operations (FFO) - The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis." In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure.  We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.
Net Operating Income (NOI) is total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses).  We believe that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance.
Payout ratio (FFO per share and unit basis) - The ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per share and unit.
Ratio of earnings to fixed charges - The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Fixed charges consist of mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest.
Ratio of earnings to combined fixed charges and preferred distributions - The ratio of earnings to combined fixed charges and preferred distributions is computed by dividing earnings by combined fixed charges and preferred distributions. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Combined fixed charges and preferred distributions consist of fixed charges (mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest) and preferred distributions.
Recurring capital expenditures are expenditures (excluding capital expenditures recoverable from tenants and capital expenditures at properties sold during the period) made on a regular or recurring basis to maintain a property's competitive position within its market, generally with a depreciable life of 5 to 12 years, but excluding (a) capital expenditures made in the year of acquisition and in subsequent periods until the property is stabilized (i.e., excluding capital expenditures on non-stabilized properties), (b) improvements associated with the expansion or re-development of a building, (c) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class A office) or (d) capital improvements that represent the addition of something new to a property, rather than the replacement of an existing item.
Scheduled rent revenue is the total possible revenue from all leasable units and square footage, with occupied space valued at contract rates pursuant to leases and vacant units or square footage at market rates.
Stabilized properties are properties owned or in service for the entirety of the periods being compared, and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for commercial office, healthcare, industrial and retail properties.